                                                                   Exhibit 10.20

                                   [FORM OF]
                       RESTRICTED STOCK PURCHASE AGREEMENT


         RESTRICTED STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of April 26, 1999 ("Effective Date"), between CGA Group, Ltd., a Bermuda corporation ("Seller"), and [____________] ("Purchaser").

         WHEREAS, the Board of Directors of Seller has directed that Seller offer to sell to Purchaser an aggregate of [_______] shares of its Series C Convertible Cumulative Voting Preference Shares, par value $.01 per share (the "Series C Preferred Stock"), on the terms and subject to the conditions set forth herein;

         WHEREAS, Purchaser is employed by Seller or a Subsidiary of Seller and desires to purchase the shares of Series C Preferred Stock so offered on the terms and subject to the conditions set forth herein; and

         WHEREAS, concurrently herewith, Purchaser has executed and delivered a promissory note to seller dated as of the date hereof.

         NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1.  PURCHASE OF SERIES C PREFERRED STOCK

               (a) Purchase and Sale of Shares. Subject to the terms set forth in this Agreement, and in reliance upon the representations, warranties and agreements of Purchaser contained herein, Seller hereby agrees to sell to Purchaser, and Purchaser agrees to purchase, a total of [___________] shares of Series C Preferred Stock (the "Purchased Shares"), at a price of $1.20 per share, which represents an aggregate purchase price of $_______ (the "Purchase Price"), with such transaction to occur on the Purchase Date (as defined below).

               (b) Purchase Loan. On the Purchase Date (as defined below), Seller will make a loan to Purchaser (the "Loan") in the amount of $ _______ for the purpose of financing a portion of the aggregate Purchase Price payable by Purchaser (maximum 90% of Purchase Price). The Loan will be evidenced by a promissory note to be executed and delivered by Purchaser (a "Note") substantially in the form of EXHIBIT A hereto.

               (c) Closing of the Purchase and Sale; Payment for Shares. The closing of the transactions contemplated hereby shall take place at the offices of Seller on April 26, 1999, or at such time, date and place as Seller and Purchaser shall mutually agree (the "Purchase Date"). At the closing, Purchaser shall pay the Purchase Price to Seller, by executing and delivering the Note and by payment of $_________ in cash or by cash equivalent acceptable to the Company, and as promptly as reasonably practicable thereafter, Seller shall deliver to Purchaser a duly executed certificate representing the Purchased Shares.

               (d) Voting and Dividend Rights. Purchaser will have all voting rights with respect to the Purchased Shares. Cash dividends and distributions payable with respect to the

Purchased Shares shall be the property of the Purchaser. Any other interests of Purchaser with respect to the Purchased Shares shall be determined as otherwise set forth in this Agreement, including the vesting provisions of Section 2 below.

         SECTION 2.  VESTING

               (a) Vesting and Transfer Restrictions. The Purchased Shares will be subject to the vesting and transfer restrictions to the extent set forth in this Section 2 (such Purchased Shares are sometimes referred to herein as "Unvested Shares" during the period that such restrictions apply and as "Vested Shares" after such restrictions have expired). Until the lapsing of the vesting restrictions set forth in this Section 2, Unvested Shares may not be sold, transferred, pledged, encumbered or otherwise disposed of by Purchaser (except by will or by the laws of descent and distribution) and shall be subject to the Call Option set forth in Section 3 hereof.

               (b) Vesting Events. The Purchased Shares shall become Vested Shares (i) immediately on the Purchase Date for the number of shares represented by the cash payment made by the Purchaser and (ii) on each date that the Purchaser makes a principal payment on the Note, for the number of shares represented on such repayment (based on the Purchase Price per share) Notwithstanding the foregoing, the Purchased Shares that are Unvested Shares shall become earlier vested upon an Involuntary Termination or a Change in Control, each as defined below in this Section 2.

               (c) Termination of Employment.

                    (i) Involuntary Termination. In the event of termination of employment of Purchaser prior to vesting of any Purchased Shares either (a) by Seller without Cause (as defined below) or (b) upon the Disability (as defined below) or death of Purchaser (each such event, an "Involuntary Termination"), the vesting and transfer restrictions of this Section 2 on any Unvested Shares shall immediately lapse, and such shares shall become Vested Shares.

                         (1)  For purposes hereof, the term "Cause" shall mean
(i) the willful failure by the Purchaser to substantially perform his or her duties as an employee of the Seller (other than due to death or Disability) after reasonable notice to the Purchaser of such failure, (ii) the Purchaser's engaging in serious misconduct that is injurious to the Seller in any way, including, without limitation, by way of damage to its business reputation or standing, or (iii) the Purchaser having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or involving moral turpitude. Notwithstanding the foregoing, in the event a Purchaser is party to an employment (or similar) agreement with the Company or any Subsidiary (as defined below) that defines the term "cause," such definition shall apply for purpose of this Agreement.

                         (2) For purposes hereof, the term "Disability" shall
mean the total and permanent disability of the Purchaser, as determined by the Board of Directors ("Board") in its sole discretion.

                    (ii) Voluntary Termination. In the event of any termination of the employment of Purchaser prior to vesting of any Purchased Shares for any reason other than an Involuntary Termination (each such event, a "Voluntary Termination"), Seller shall have a Call

Option under Section 3 on the Unvested Shares of Purchaser, and may accelerate the principal and interest due under the Note (in accordance with its terms).

                         (3) For purposes hereof, "Subsidiary" shall mean
Commercial Guaranty Assurance, Ltd. and CGA Investment Management, Inc.

          (d) Change in Control. In the event that a Change in Control
(as defined below) of Seller occurs prior to vesting of any Purchased Shares, the vesting and transfer restrictions of this Section 2 will automatically lapse with respect to all Unvested Shares. For purposes hereof, a "Change in Control" shall be deemed to have occurred upon the occurrence of one of the following events:

                    (i) The consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Seller;

                    (ii) The cessation, for any reason, by the individuals who, as of the Closing Date, are members of the Board to constitute a majority of such Board, unless the designation of any new individual as a director is pursuant to the right to designate a director granted to certain members under the By-laws of Seller, and such new director shall be considered as a member of such Board; or

                    (iii) Approval by stockholders of: (1) a merger or consolidation if the stockholders of the Seller immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation; (2) an agreement for the sale or other disposition of all or substantially all of the assets of Seller other than an agreement for such sale or disposition to a corporation which, immediately prior to such sale or disposition, is owned directly or indirectly by the stockholders of Seller in materially the same proportion as their ownership of stock immediately prior to such sale or disposition.

     For purposes hereof, the term "Change in Control" shall not mean the following:

               (a) An initial public offering of the capital stock of the Company resulting in net proceeds to the Company of at least $50 million;

               (b) A merger of the Company with, or acquisition of the Company by, any other entity if such merger or acquisition, as applicable, is approved by the Board or any other recapitalization or change in capital structure, whether public or private, of the Company, in each case, after which, and for a period of one year following any such transaction, the Purchaser holds the same position as set forth in his employment agreement with the Company (or, in the case of a Purchaser who is not employed pursuant to an employment agreement, has the same position, duties and responsibilities as existed prior to any such transaction), has the same chain of command, reports to the same individual or individuals, and suffers no material change in his employment.

     Notwithstanding anything to the contrary contained above, a Change in Control shall not be deemed to occur solely because more than fifty percent (50%) of the combined voting power of the then outstanding securities is, or all or substantially all of the assets of the Company are, acquired by: (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the Company; or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in materially the same proportion as their ownership of stock immediately prior to such acquisition.

         SECTION 3.  CALL OPTION ON UNVESTED SHARES

               (a) Voluntary Termination. If Purchaser shall no longer be employed by Seller by reason of a Voluntary Termination, then Seller, by written notice (the "Call Notice") to Purchaser (or his legal representative), shall have the right and option (the "Call Option"), but not the obligation, to purchase all or any portion of the Purchased Shares that remain Unvested Shares, at the repurchase price set forth in Section 3(b) hereof, for a period of ninety
(90) days following the effective date of such termination. If Seller exercises such right, Purchaser shall have the obligation to sell such Purchased Shares specified in the Call Notice, at the Repurchase Price (as set forth below) of such repurchased shares. Notwithstanding anything herein to the contrary, Seller may assign its rights under this Section 3 to any of its Subsidiaries.

               (b) Repurchase Price. For purposes of this Section 3, Seller may repurchase Unvested Shares at a per share repurchase price equal to the sum of (A) 1.20 per share, plus (B) any accrued but unpaid interest on the Note through the closing of the Call Option, calculated on a per share basis (subject to any applicable tax withholding requirements in the event such repurchase price exceeds the fair market value of the shares on the closing of the Call Option). Payment of the repurchase price may be made, in the discretion of Seller, in cash, cash equivalent, by offset of the corresponding principal amount due under the Note upon a Voluntary Termination, or by a combination of the foregoing forms of payment. Any amount of appreciation equal to the excess of fair market value at such time and the Purchaser's original purchase price shall be forfeited by Purchaser to Seller, and Purchaser shall have no rights whatsoever with respect thereto.

               (c) Closing. The closing of any purchase under this Section 3 shall be held at the principal offices of Seller on the 30th day after the date of the Call Notice, or at such other time and place as Seller and Purchaser agree upon. At such closing, Purchaser shall deliver or cause the delivery of certificates representing the Purchased Shares to be sold, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, and, except as specifically provided herein, such Purchased Shares shall be free and clear of any liens, claims, options, charges, encumbrances or rights of others arising through the action or inaction of Purchaser, and Purchaser shall so represent and warrant, and further represent and warrant that he is the beneficial owner of such Purchased Shares. Seller shall deliver at the closing payment for such Purchased Shares by check.

         SECTION 4.  SHAREHOLDERS AGREEMENT

               As a condition of this Agreement and the Purchaser's right to acquire the Purchased Shares hereunder, the Purchaser shall be required to execute and agree to be bound by the terms and conditions of the CGA Group, Ltd. Shareholders Agreement dated as of June 12, 1997, as amended and restated as of March 31, 1999, as such Shareholders Agreement applies to holders of Series C

Preferred Stock, and the Company agrees that Purchaser shall be afforded the rights and privileges set forth in such Shareholders Agreement with respect to the Purchased Shares upon their conversion into Company common stock.

         SECTION 5.  ISSUANCE OF SHARES; RIGHTS AS A STOCKHOLDER

               (a) Stock Certificates. Stock certificates representing the Purchased Shares shall be registered in the name of Purchaser.

               (b) Legends. Certificates representing Purchased Shares to which the provisions of this Agreement apply shall bear the following legends:

                    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID ACT AND THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE SECURITIES LAWS.

                    THIS CERTIFICATE AND THE SHARES OF STOCK AND ALL RIGHTS HEREBY REPRESENTED ARE SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS SET FORTH IN THE RESTRICTED STOCK PURCHASE AGREEMENT DATED APRIL 26, 1999 AND THE SHAREHOLDERS AGREEMENT DATED JUNE 12, 1997, AS AMENDED AND RESTATED AS OF MARCH 31, 1999, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF SUCH AGREEMENTS, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF CGA GROUP, LTD.

               (c) Rights as a Stockholder. Except as otherwise provided in this Agreement, Purchaser shall have the same rights and privileges as any other stockholder holding the same class of stock, including, without limitation, the right to vote the Purchased Shares and to receive distributions and dividends on such Purchased Shares. Purchaser's rights as a shareholder are subject to the making of provision for the payment or withholding of any taxes to be withheld pursuant to any applicable law in respect of the receipt or lapse of forfeiture with respect to such shares.

         SECTION 6.  REPRESENTATIONS AND WARRANTIES

               (a) Representations and Warranties of Seller. Seller represents and warrants to Purchaser that:

                    (i) Seller is a corporation duly organized, validly existing and in good standing under the laws of Bermuda, and has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                    (ii) The execution, delivery and performance of this Agreement, and the delivery of the Purchased Shares have been duly authorized by all necessary corporate action on the part of Seller.

                    (iii) This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors of creditors rights in general or general principles of equity.

               (b) Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller that:

                    (i) Purchaser is acquiring the Purchased Shares for his or her own account and not with a view to distributing or reselling the Purchased Shares in any transaction that would be in violation of any federal or state securities laws;

                    (ii)  Purchaser (a) is familiar with the business of Seller,
(b) has had an opportunity to discuss with representatives of Seller the condition of and prospects for the continued operation of Seller and such other matters as he deemed appropriate in considering whether to acquire the Purchased Shares and (c) has been provided access to all available information about Seller requested by him;

                    (iii) Purchaser understands that the Purchased Shares have not been registered under the Act, or registered or qualified under the securities laws of any state, and that she may not sell or otherwise transfer the Purchased Shares unless the Purchased Shares are subsequently registered under the Act and registered or qualified under applicable state securities laws, or unless an exemption is available that permits such sale or transfer without such registration and qualification;

                    (iv) Purchaser's intention is not to transfer, sell or otherwise dispose of any Purchased Shares prior to the registration thereof other than through a transaction that would not require registration of such shares under the Act; and

                    (v) this Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general or general principles of equity.

         SECTION 7.  MISCELLANEOUS

               (a) Withholding of Taxes; Notice of 83(b) Election. Seller shall have the right to require Purchaser to pay to Seller the amount of any taxes that are required to be withheld with respect to Purchaser's Purchased Shares, including any such taxes required to be withheld in connection with (i) any dividend or distribution in respect of the Purchased Shares, (ii) any conversion of Unvested Shares to Vested Shares, or
(iii) any sale of Purchased Shares. Purchaser shall promptly notify Seller if Purchaser makes an election under section 83(b) of the Internal Revenue Code.

               (b) Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

               (c) Specific Performance. The parties hereto acknowledge that there will be no adequate remedy at law for a violation of any of the provisions of this Agreement and that, in addition to any other remedies that may be available, all of the provisions of this Agreement shall be specifically enforceable in accordance with their respective terms.

               (d) Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

               (e) Notice. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

         If to Seller:

                           CGA Group, Ltd.
                           Craig Appin House
                           8 Wesley Street
                           Hamilton HM 11 Bermuda
                           Attn:  James Reinhart

         If to Purchaser:

                           -------------------------
                           -------------------------
                           -------------------------

               (f) Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

               (g) Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the party against whom enforcement of such amendment, modification or supplement is sought.

               (h) Headings; Execution in Counterparts. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

               (i) No Rights to Employment. Nothing in this Agreement shall constitute an offer of employment to Purchaser or be construed to require Seller to continue Purchaser in the employ of Seller for any stated period of time.

               (j) Entire Agreement. This Agreement and the Note constitute the entire agreement, and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

               IN WITNESS WHEREOF, Purchaser and Seller have executed this Restricted Stock Award Agreement as of the date first above written.


                                   CGA GROUP, LTD.



                                   By:__________________________________________
                                      Name:
                                      Title:



                                   PURCHASER

                                   _____________________________________________

                                                                       EXHIBIT A
                                                                TO EXHIBIT 10.20
                                   [FORM OF]
                                 PROMISSORY NOTE



$________________                                            April 26, 1999


         FOR VALUE RECEIVED, the undersigned, __________________, an individual residing at __________________, ("Maker"), hereby promises to pay to the order of CGA Group, Ltd., a company with limited liability formed under the laws of Bermuda (together with its successors and permitted assigns, the "Holder"), at the Holder's address at Craig Appin House, 8 Wesley Street, Hamilton HM 11, Bermuda, or at such other place as Holder may designate from time to time, the principal sum of _________________ ($_________) in legal and lawful money of the United States of America, together with accrued interest thereon as set forth in
Section 1 hereof, which interest shall accrue on the outstanding principal from and including the date hereof, but excluding the date on which the principal and all accrued interest are paid in full. The principal of this Note, together with all accrued interest thereon, shall be due and payable in three equal installments on April 26, 2000, April 26, 2001 and April 26, 2002, respectively (or, if any such day is not a business day in each of New York, New York and Hamilton, Bermuda, then on the next succeeding business day) ("Installment Dates").

         This Note is issued in connection with the CGA Group, Ltd. Restricted Stock Purchase Agreement dated as of April 26, 1999 between Maker and Holder (the "Agreement") .

         Section 1. Interest. This Note shall accrue interest at the rate of 7% per annum. Interest shall be payable on each Installment Date.

         Section 2. Prepayments. Maker may, at his option, prepay the principal amount of this Note, and all accrued interest thereon, at any time and from time to time, in whole or in part and without penalty.

         Section 3. Acceleration. The Holder will have the right to accelerate the principal and interest due under this Note if any of the following events (such event, an "Event of Default") occurs:

               (a) During the period that any Purchased Shares remain Unvested Shares under the Agreement, a termination of the employment of Maker occurs by reason of a Voluntary Termination (as defined in the Agreement), effective ninety (90) days after the effective date of such termination, or such earlier or later date that is the closing date of the Holder's Call Option under the Agreement, as to the Unvested Shares repurchased under the Call Option;

               (b) Maker shall fail to pay any principal or interest amount due under this Note on any Installment Date on or prior to such Installment Date;

               (c) Maker shall fail to perform, observe or comply with any other covenant, agreement, or condition contained in this Note and such failure continues for a period of ten (10) days following written notice to Maker from Holder of the continuation of such failure; or

               (d) Maker (i) shall generally not, or be unable to, or shall admit in writing his inability to, pay his debts as such debts become due; (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for himself or a substantial part of his assets; (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement or readjustment of debt law or statute of any jurisdiction, whether now or hereafter in effect; (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against him, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed or unstayed for a period of thirty (30) days or more; (v) shall be the subject of any proceeding under which his assets may be subject to seizure, forfeiture or divestiture; (vi) by any act or omission shall indicate his consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of his property; or (vii) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of thirty (30) days or more.

         Upon the existence of an Event of Default, Holder may (i) declare this Note outstanding, all interest thereon, and all other amounts payable at any time or from time to time under this Note to be forthwith due and payable, whereupon the Note, all such interest, and all such amounts due at any time and from time to time under this Note shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Maker; and/or (ii) exercise any rights and remedies provided by law.

         Section 4. Collection Costs and Expenses. If there is an Event of Default, Maker shall pay all costs and expenses incurred by Holder, including reasonable attorneys' fees and expenses, in connection with the enforcement and collection of this Note.

         Section 5. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to its conflict of law principles).

         Section 6. Waiver and Amendment. Maker hereby waives presentment, demand for payments, notice of dishonor, protest and notice of protest and any and all other notices or demands in connection with this Note. No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver on one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion. Any provision of this Note may be amended upon the express written agreement thereto of Maker and Holder at the time of such amendment.

         Section 7. Headings; Construction. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof; words used herein of any gender shall be construed to include any other gender where appropriate, and words used herein that are either singular or plural shall be construed to include the other where appropriate.

         Section 8. Notices. Any notice or other communication permitted or required to be given hereunder to the Holder shall be given to the Holder in accordance with the Agreement. Any notice or other communication permitted or required to be given hereunder to the Maker shall be given to the Maker at the registered offices of CGA Group, Ltd. as set forth in the Agreement, or to such other address as given to the Holder by the Maker in writing and agreed to by the Maker.

         Section 9. Lost Note. Upon receipt by Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to Maker of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, Maker will deliver in lieu of such Note a new note for the unpaid principal amount thereof and carrying the same rights to interest on the unpaid principal.

         Section 10. Severability. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the undersigned has executed this Note on the date first above written.



                                          ______________________________
                                          [Name]

                                                                      EXHIBIT B
                                                               TO EXHIBIT 10.20
CGA GROUP, LTD.
Employee Stock Purchase Plan Participants
Closed April 26, 1999





                                  Total              Total             Down               Loan
                                 Shares              Cost             Payment            Amount
                                 ------              ----             -------            ------
 1     Aseron      Ross           15,000.00        18,000.00        1,800.00          16,200.00
 2     Avidan      Martin         50,000.00        60,000.00        6,000.00          54,000.00
 3     Blacker     Kem            41,667.00        50,000.40        5,000.04          45,000.36
 4     Borg        Joshua         20,000.00        24,000.00        2,400.00          21,600.00
 5     Bourdeau    Isabelle       45,000.00        54,000.00        5,400.00          48,600.00
 6     Coon        Andy           25,000.00        30,000.00        3,000.00          27,000.00
 7     Coyle       James          35,000.00        42,000.00        4,200.00          37,800.00
 8     Egler       Gerri          20,000.00        24,000.00        2,400.00          21,600.00
 9     Faber       Carol          20,000.00        24,000.00        2,400.00          21,600.00
10     Fishbone    Scott          30,000.00        36,000.00        3,600.00          32,400.00
11     Lang        Yan-Meng        5,000.00         6,000.00        6,000.00               -
12     Liabotis    Elizabeth      15,000.00        18,000.00        1,800.00          16,200.00
13     Manion      Peter           8,500.00        10,200.00        1,020.00           9,180.00
14     McGovern    Geraldine      10,000.00        12,000.00        1,200.00          10,800.00
15     Miran       Michael       100,000.00       120,000.00       12,000.00         108,000.00
16     Parsons     Landon         83,334.00       100,000.80       10,000.08          90,000.72
17     Price       Richard       308,316.00       369,979.20       36,997.92         332,981.28
18     Pridgen     Tracy          25,000.00        30,000.00        3,000.00          27,000.00
19     Riordan     Brian          15,000.00        18,000.00        1,800.00          16,200.00
20     Steffelin   Edward         41,666.00        49,999.20        4,999.92          44,999.28
21     Stuhlemmer  Eric           15,000.00        18,000.00        1,800.00          16,200.00
22     Wasterlain  Jean-Michel    40,000.00        48,000.00        4,800.00          43,200.00
23     Yung        Ron             5,000.00   $     6,000.00          600.00           5,400.00
                                 ----------   --------------    ------------      -------------
                   Totals        973,483.00   $ 1,168,179.60     $122,217.96      $1,045,961.64
                                 ==========   ==============    ============      =============